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                                                                EXHIBIT (23)(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman Value Fund Series, Inc. (comprised of Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund):

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 333-20621 on Form N-1A of our reports dated February 23, 2006, relating to the financial statements and financial highlights of Seligman Value Fund Series, Inc., including Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund appearing in the Annual Reports on Form N-CSR of Seligman Value Fund Series, Inc. for the year ended
December 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 25, 2006